Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares, par value US$0.01 per share, of BEST Inc., an exempted company incorporated under the laws of the Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of September 19, 2019.

Alibaba Group Holding Limited

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: General Counsel and Secretary

Alibaba Investment Limited

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Director

Ali CN Investment Holding Limited

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Director

Cainiao Smart Logistics Network Limited

By:	/s/ Lin Wan
Name: Lin Wan
Title: Director and President

Cainiao Smart Logistics Investment Limited

By:	/s/ Lin Wan
Name: Lin Wan
Title: Director